EXHIBIT 10.57
Amendment No. 4 to the
Weingarten Realty Investors
Deferred Compensation Plan

WHEREAS, Weingarten Realty Investors (the “Employer”) sponsors the Weingarten Realty Investors Deferred Compensation Plan (the “Plan”) under the terms of which eligible participants are entitled to defer a portion of their compensation; and

WHEREAS, the Employer desires to amend the Plan as provided herein;

NOW THEREFORE, the Employer amends the Plan as follows, effective as of January 1, 2010.

1.             Section 6.1(b) of the Plan is hereby amended, as underlined, to be and read as follows:

(b)
One or more Education Accounts may be established for a Participant in the name of a Student, in accordance with the Participant’s Deferral Election. The Administrator may establish a maximum number of Education Accounts that may be maintained  by a Participant at any one time.

2.             Section 6.1(c) of the Plan is hereby amended, as underlined, to be and read as follows:

(c)
One or more Fixed Period Accounts may be established in accordance with the Participant’s Deferral Election.  The Participant must designate the year of distribution at the time the Account is initially established. The minimum initial deferral period for each Fixed Period Account shall be three (3) years. The Administrator may establish a maximum number of Fixed Period Accounts that may be maintained by a Participant at any one time.

IN WITNESS WHEREOF, WEINGARTEN REALTY INVESTORS has caused this instrument to be executed by its duly authorized officer this 26 day of February, 2010, effective as of January 1, 2010.

WEINGARTEN REALTY INVESTORS

By:	/s/ Stephen C. Richter
Stephen C. Richter
Its: (Title)	Executive Vice President & CFO